                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

                             EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of __________ , 1997,
                                  ---------
between CPS SYSTEMS, INC., a Texas corporation (the "Company"), and PAUL E.
                                                     -------
KANA (the "Executive").
          ----------

     1. Employment. The Company hereby agrees to employ the Executive, and the
        ----------
Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

     2. Term. The employment of the Executive by the Company as provided in
        ----
Section 1 will commence on January 1, 1998 and will terminate at 12:01 a.m. on January 1, 2000 (the "Expiration Date") unless automatically extended or sooner
                      ---------------
terminated as hereinafter provided (such period, the "Employment Period").
                                                      -----------------
Unless terminated by the Executive or the Company prior to January 1, 2000, this Agreement shall automatically renew on the terms set forth herein for a two-year period. If so renewed no later than December 31, 1999, the Company shall notify the Executive by written notice as to whether the Company intends to further renew or extend the Agreement (including proposals for such further renewal or extension which the Executive may accept, reject or negotiate, at his discretion).

     3. Position. Duties and Responsibilities.
        -------------------------------------

          (a) Position. The Executive hereby agrees to serve as Chairman and
              --------
Chief Executive Officer and a member of the Board of Directors of the Company. The Executive shall devote his best efforts and substantially full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board. The Company shall retain full direction and control of the means and methods by which the Executive performs the above services.

          (b) Place of Employment. Initially during the term of this Agreement,
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the Company's headquarters shall be located in Dallas, Texas and will not be moved without the prior approval of the Executive.

          (c) Other Activities. Except with the prior written approval of the
              ----------------
Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted (i) to undertake the activities set forth in Section 8, (ii) to make any other passive personal investment that is not in a business activity that is directly or indirectly competitive with the Company, (iii) to participate in industry organizations, and (iv) to participate in charitable or educational activities.

    4.   Compensation and Related Matters.
         ---------------------------------

          (a) Salary. During the Employment Period, the Company shall pay the
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Executive a salary of not less than $110,000 during the first full year and at such salary (to be not less than $110,000 per year) as determined by the Compensation Committee of the Board during the second and subsequent years of the Executive's employment with the Company. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Executive's performance and salary shall be subject to review at the end of each fiscal year consistent with the standard practices of the Company.

          (b) Business Expenses. The Company shall reimburse the Executive in
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connection with the conduct of the Company's business upon presentation of sufficient evidence of such expenditures consistent with the Company's policies as in place from time to time.

          (c) Other Benefits. The Executive shall be entitled to participate in
              --------------
or receive health, welfare, life insurance, long-term disability insurance, bonus plan and similar benefits as the Company provides from time to time to its executives. The Company shall cause to be issued a long-term disability insurance policy for the Executive providing for benefits to be agreed upon by the Company and Executive, the premiums thereof to be paid for by the Company during the term of this Agreement. The Company shall pay the expense of Executive participation in the Company's health plan including the expense of dependent coverage.

          (d) Bonus. The Compensation Committee of the Board shall establish,
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monitor, and oversee an incentive bonus program for the Executive, if certain performance objectives established by the Compensation Committee for the Executive (such as specified targets of growth in revenues and earnings per share) are achieved. Such incentive program would provide for specific partial bonus achievement hurdles in connection with this program as well. Each subsequent year thereafter, the Compensation Committee of the Board will monitor, review and modify this program as necessary to reflect the Executive's contributions to the Company.

          (e) Fringe Benefits. The Executive will be entitled to fringe benefits
              ---------------
as may be determined or granted from time-to-time by the Board, including but not limited to an appropriate automobile.

          (f) Vacation. The Executive shall be entitled to four vacation weeks
              --------
(20 business days) in each calendar year on a pro-rated basis. The Executive will be entitled to all Company holidays.

          (g) Performance Reviews. At the end of each fiscal year, the Board
              -------------------
will review the Executive's job performance and will provide the Executive a written review of the Executive's job performance during the prior year and implement any Board determined revisions to the Executive's base salary, the Executive's merit bonus, the Executive's prospective incentive compensation package (including the Executive's participation in the Option Plan), the Executive's title and/or the Executive's responsibility at the Company; provided, however, that the provisions set forth in this Agreement with respect to the Executive's compensation, the

Option Agreement and the terms and conditions of the Executive's employment at the Company cannot be modified by the Board in a manner which would result in less favorable or beneficial terms or conditions thereof being imposed on the Executive without the Executive's full concurrence and consent.

     5.  Termination. The Executive's employment hereunder shall be, or may be,
         -----------
as the case may be, terminated under the following circumstances:

          (a)  Death. The Executive's employment hereunder shall terminate
               -----
upon his death.

          (b)  Disability. The Executive's employment hereunder shall terminate
               -----------
on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 120 days during any 180-day period.

          (c) Cause. The Company may terminate the Executive's employment
              -----
hereunder for "Cause." Cause shall mean (i) Employee's material breach of any of
               ------
the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder.

          (d) Employment-At-Will/Termination for Any Reason. Notwithstanding the
              ---------------------------------------------
term of this Agreement having a duration of two years of this Agreement and the annual salary to be paid to the Executive during each of the first two full years of his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under this Section 5(d) without regard
(i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Sections 2 and 4, the Executive's employment with the Company is not for any specified term, is at will and may be terminated by the Company at any time by delivery of a notice of termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.

          (e) Voluntary Resignation. The Executive may voluntarily resign his position and terminate his employment with the Company at any time by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at least ten (10) days and no more than thirty (30) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon thirty (30) days written notice to the Executive.

          (f) Notice. Any termination of the Executive's employment by the
              ------
Company shall be communicated by written Notice of Termination to the Executive. For purposes of this

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

Agreement, a "Notice of Termination" shall mean a notice that shall indicate the
              ---------------------
specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (g) "Date of Termination" shall mean (i) if the Executive's employment
               -------------------
is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(c) above, or without Cause by the Company pursuant to subsection 5(d) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(e) above, the date of the Notice of Resignation.

          (h)  Termination Obligations.
               -----------------------

          (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal
                                                                    --------
property" includes, without limitation, all books, manuals, records, reports,
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notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

          (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any affiliate.

          (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement. Nothing herein shall modify Employee's mediation and other rights under this Agreement.

          (i) Release. In exchange for the Company entering into the Agreement
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and the payment of Severance Payments provided for in Sections 6(b) and 6(d)
herein, the Executive agrees that, at the time of his resignation or termination from the Company, he will execute a release acceptable to the Company of all liability of the Company and its directors, officers, shareholders, employees, agents and attorneys to the Executive in connection with or arising out of his employment with the Company except for wilful behavior or gross negligence, except with respect to any then-vested rights under the Company's Option Plan and except with respect to any Severance Payments under Sections 6(b) or 6(d) which may be payable to him under the terms of the Agreement.

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

     6.   Compensation Upon Termination.
          -----------------------------

          (a) Death. If the Executive's employment shall be terminated pursuant
              -----
to Section 5(a), the Company shall pay the Executive his base salary payable pursuant to Section 4(a) and any accrued bonus payable pursuant to Section 4(d) through the Date of Termination. At the Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (b) Disability. If the Executive's employment shall be terminated by
              ----------
reason of disability pursuant to Section 5(c), the Executive shall receive his base salary payable and any accrued bonus pursuant to Section 4(a) up to the Date of Termination and for 180 days thereafter; provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (c) Cause. If the Executive's employment shall be terminated for Cause
              -----
pursuant to Section 5(c) hereof, the Company shall pay the Executive his base salary and any accrued bonus then payable pursuant to Section 4(d)) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (d) Other Terminations. If the Company shall terminate the Executive's
              ------------------
employment without cause pursuant to Section 5(d) hereof or if the Executive shall terminate for "Good Cause" pursuant to Section 6(e) hereof, then the Company shall pay the Executive his then current base salary at the Date of Termination for a period of two (2) years from the Date of Termination. The Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (e) Voluntary Resignation. If the Executive terminates his employment
              ---------------------
with the Company pursuant to Section 5(e) hereof without "Good Cause," the Company shall have no obligation to compensate the Executive following the Date of Resignation. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

          For purposes of this Agreement, "Good Cause" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are substantially corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

          (i) Any material alteration, reduction or diminution in the duties, responsibilities and status of Executive's position; or

          (ii) the occurrence of a "Change in Control."

          As used in this Agreement, "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Executive or his affiliates, (the "Principals"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis, (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner (as defined above), directly or indirectly, of more than 50% of the total voting power of the total outstanding voting stock of the Company, or (iv) a change of more than three members of the Board of Directors of the Company without the approval of the Executive.

          (f) If the termination is for any reason other than without cause or without Good Cause pursuant to Section 5(d) hereof the Company will be entitled to offset and reduce each month the amount of the monthly Severance Payment otherwise payable if any to the Executive hereunder by the amount of the Executive's prior month's earnings (if any) from post-Company full time employment (including both salary, bonus and other cash or cash equivalent compensation) at a subsequent full time employer or in connection with a full time consulting practice or other self-employment or any full time venture founded by the Executive; provided, however, that the Company shall not be entitled to any Severance Payment offset or reduction as a result of any earnings or income generated by the Executive from part-time consulting work, unless and until such consulting work becomes a full-time endeavor. If the termination is without cause pursuant to Section 5(d) hereof, there shall be no such off sets by the Company.

          (g) In the event of any Termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase capital stock of the Company granted to the Executive pursuant to the terms and conditions of the Option Agreement attached as Exhibit A hereto that have vested as of the date of such Termination.

          (h) Any Severance Payment made pursuant to this Section 6 shall be payable in equal monthly installments over the required duration set forth in Sections 6(a) through 6(e).

          (i) The continuing obligation of the Company to make the Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 7 and 8 of this Agreement following termination of employment with the Company.

     7.  Confidentiality and Non-Solicitation Covenants.
         ----------------------------------------------

          (a) Confidentiality. In addition to the agreements set forth in
              ---------------
Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form

(together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information disclosed to
                    ------------------------
the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to owner or customer lists of the Company and its affiliates.

          (b) Non-Solicitation. In addition, the Executive hereby agrees that
              ----------------
during the Employment Period and for eighteen (18) months thereafter, regardless of the reason or circumstances of termination of employment with the Company, the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of like goods or provision of services as offered by the Company to its customers at the Date of Termination, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the 6 months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

     8.   Covenant Not to Compete.
          -----------------------

          The Executive agrees that during the Employment Period he will devote substantially full-time to the business of the Company and not engage in any type of transient computer hardware or software development and all other related businesses, including but not limited to all aspects of the systems consulting business. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities, and may pursue additional business investments; provided that the Executive not serve as officer of any public company resulting from such business investments. The Executive agrees that he shall not (i) invest in, manage, consult or participate in any way in any other software business (in either an active or passive manner), (ii) participate in or advise any business wherein software is a relevant business segment or (iii) act for or on behalf of any business that intends to enter or participate in the software business, in each case unless the independent members of the Company's Board of Directors determine that such action is in the best interest of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the public sector software business in California, Colorado, Florida, Georgia, North Carolina, Oklahoma and Texas;

provided that the Executive does not own (together or separately or through his affiliates) more than 5% of any company (other than the Company) in the software business. In addition, the Executive shall not invest (directly or indirectly) in any software business unless the independent members of the Company's Board of Directors determine that such an investment is in the best interest of the Company.

     9. Injunctive Relief and Enforcement. In the event of breach by the
        ---------------------------------
Executive of the terms of Sections 5(h)(i), 7 or 8, and only following mediation or attempted mediation as set forth in Section 16 below (unless the Company is suffering irreparable injury, in which case Section 16 will not prevent the Company from seeking injunctive relief against the Executive in any court or forum), the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h)(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h)(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(h)(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

     10. Notice. For the purposes of this Agreement, notices, demands and all
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other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

     If to the Executive:        Paul E. Kana
                                 1834 Highway 16 West
                                 Jackson, GA 30233

     If to the Company:          CPS SYSTEMS, INC.
                                 3400 Carlisle
                                 Suite 500
                                 Dallas, Texas 75204
                                 Attention: G. Dean Booth, Jr.

     With a copy to:             Schreeder, Wheeler & Flint, LLP
                                 1600 Candler Building
                                 127 Peachtree Street, N.E.
                                 Atlanta, Georgia 30303-1845
                                 Attention: Chester J. Hosch, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     11. Severability. The invalidity or unenforceability of any provision or
         ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

     12. Assignment. This Agreement may not be assigned by the Executive, but
         ------------
may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     13. Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14.  Headings. The headings contained herein are for reference purposes
          --------
only and shall not in any way affect the meaning or interpretation of this Agreement.

     15. Choice of Law. This Agreement shall be construed, interpreted and the
         -------------
rights of the parties determined in accordance with the laws of the State of Texas (without reference to the choice of law provisions of Texas, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     16. Arbitration. Subject to any irreparable injury being suffered by the
         -----------
Company giving rise to the right of the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Dallas, Texas under the rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses relating to such arbitration (with the exception of the Executive's attorneys' fees, if any) or any action to enforce a arbitration award shall be shared equally by the Company and the Executive.

     17. Entire Agreement. This Agreement contains the entire agreement and
         ----------------
understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of Directors of the Company.

     18. The Executive's Acknowledgment. The Executive acknowledges (a) that he
         ------------------------------
has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.


CPS SYSTEMS, INC.                        EXECUTIVE



-------------------------------          --------------------------------
Name:                                    PAUL E. KANA
Title:

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